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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1997 appearing on page 30 of The Goodyear Tire & Rubber Company's Annual Report on Form 10-K for the year ended December 31, 1996.






PRICE WATERHOUSE LLP

Cleveland, Ohio
June 25, 1997